POWER OF ATTORNEY

(For Executing Forms 3, 4, and 5)

Know all by these presents, that the undersigned hereby constitutes and appoints each of Talat Imran and Carlos Perez of Rani Therapeutics Holdings, Inc. (the"Company"), signing individually, the undersigned's true and lawful attorneys-in-fact and agents to:

(1)
prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission (the "SEC") Forms 3, 4 and 5 (including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder in the undersigned's capacity as an officer, director or beneficial owner of more than 10% of a registered class of securities of the Company;
(2)
do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to execute such Forms 3, 4 or 5 (includingamendments thereto) and timely file such forms with the SEC and any stock exchange or any similar authority; and

(3)
take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the bestinterest of, or legally required of the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorneyshall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in the attorney-in-fact's discretion.

The undersigned hereby grants to each such attorneyinfact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, orproper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with fullpower of substitution or revocation, hereby ratifying and confirming all that such attorneyinfact, or such attorneyinfact's substitute or substitutes, shall lawfully do or cause to be done byvirtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in suchcapacity at the request of the undersigned, are not assuming (nor is the Company assuming) any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect tothe undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the Company and the foregoingattorneys-in fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

Date: July 3, 2026

By: /s/ Nicholas Maestas

Name: Nicholas Maestas